Exhibit 10.37

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

AMENDMENT NO. 2
to
TELOGY SOFTWARE LICENSE AGREEMENT

between

DITECH COMMUNICATIONS CORPORATION

and

TEXAS INSTRUMENTS INCORPORATED

THIS AMENDMENT NO. 2 (this “Amendment”) to the Telogy Software License Agreement effective as of April 16, 2002 (the “Master Agreement”), as amended on the 21st of May, 2003 (“Amendment No. 1”), by and between Ditech Communications Corporation, having a place of business at 825 East Middlefield Rd., Mountain View, CA 94043, (“Licensee”) and Texas Instruments Incorporated (“TI”), having a place of business at 12500 TI Boulevard, Dallas, TX 75243-4136 (Texas Instruments, together with its wholly owned subsidiary Telogy Networks, Inc. and other Texas Instruments subsidiaries is referred to herein as “Telogy”), is hereby entered into as of this 23  day of March, 2006 (“Amendment No. 2 Effective Date”).

WHEREAS, Licensee and Telogy have previously entered into the Master Agreement, whereby Telogy is licensing to Licensee certain Software for use in Licensee’s Products; and

WHEREAS, the Parties entered into an Amendment No. 1 under which  Licensee was provided access to by Telogy and Licensee  gained access to selected portions of the Software for Licensee’s internal use and development of Licensee’s Products and to allow Licensee to differentiate Licensee’s Products;

WHEREAS, the Licensee now desires to license from Telogy additional Telogy Software as set forth in Exhibits A-2 and A2/R12 (“ Specified New Software”) for use in Licensee’s products, and selected source code of certain Specified New Software as listed in Exhibits A-2 and A2/R12 to allow Licensee’s acceleration of product development, and Telogy is willing to provide such Specified New Software on the terms herein. For convenience of reference, Exhibits A-2 and A-2/R12 are sometimes referred to together as “Exhibit A-2”;

NOW THEREFORE, the Parties hereby agree as follows:

1.             Definitions.

(a)            DSP Software. Section 1.13 is amended to read in its entirety:

“DSP Software” means the various computer programs (including Voice Software and Echo Cancellation Software) licensed under this Agreement as set forth on Exhibit A and Exhibit A-2 attached hereto which operate on TI digital signal processors together with related documentation and all updates, upgrades, enhancements, releases and developments of such computer programs. The parties understand that the DSP Starter Kit is provided in object code form.

Telogy Amendment No. 2

(b)                                 New Definition for Defined Standards for  Specified New Software

Solely with respect to the Specified New Software set forth in Exhibit A-2, the term Defined Standards shall mean the following industry standards in place of those set forth in Section 1.1 of the Master Agreement, and shall be used to determine the Parties’ rights and obligations relating to indemnification solely with respect to such  Specified New Software.

Defined Standards for Specified New Software:

[*]

Licensee understands and agrees that in respect of the distribution and implementation of published industry standards in the Specified New Software that are not in the list of Defined Standards above, including those published industry standards applicable to the wireless codecs listed in Exhibit A2/R12, (i) pursuant to Section 6(r) of the Master Agreement, Licensee is responsible for securing any applicable essential third party intellectual property rights and paying any fees payable to third parties based on such Specified New  Software’s adherence to such non-listed industry standards, and (ii) pursuant to Section 8.4(ii), Licensee is responsible for indemnifying TI in the event a third party brings an action against TI for Licensee’s use and distribution of such Specified New Software, alleging that TI has contributed to or induced Licensee to infringe on a third party patent based on the Specified New Software’s adherence to such non-listed industry standards, in accordance with the terms of Section 8.4.

(c)                                  MCU Software. Section 1.14 is amended to read in its entirety:

“MCU Software” means the various computer programs (including Voice Software and Echo Cancellation Software) licensed under this Agreement as set forth in Exhibit A, Exhibit A-1, and Exhibit A-2 hereto which operate on TI digital signal processors and/or on microprocessors, together with related documentation and all updates, upgrades, enhancements, releases and developments of such computer programs. MCU Software includes without limitation the Licensed Source Code and Licensed Object Modules defined below. The parties understand that the MCU Starter Kit is provided in source and object code form, the Licensed Source Code is provided in source code form, and the Licensed Object Modules are provided in the form of build files and object code files.

 (d)          Licensed Source Code. The following definition is amended to read in its entirety:

1.16  “Licensed Source Code” means the portions of the source code and documentation of the Echo Cancellation Software identified in Exhibit A1 and the source code portions of the Diagnostics identified in Exhibit A2.

Telogy Amendment No. 2

(e)           Exhibit A2. The attached Exhibit A-2 is added as Exhibit A2 to the Master Agreement.

2.             Delivery and License.

(a)           Delivery of Licensed Source Code and DSP Software. A new Section 2i is added to the Master Agreement, reading as follows:

i.              Delivery of Licensed Source Code and DSP Software. Within ten (10) days after the Amendment No. 2 Effective Date, Telogy will deliver to Licensee in electronic form one copy of the Licensed Source Code and DSP Software for the current release of the Software identified in Exhibit A-2.

3.                                 Licensed Products.

Exhibit B to the Master Agreement is revised to add the products listed in Exhibit B2 attached hereto (collectively the “New Product”), which may be updated by Licensee from time to time in writing.

4.           Term.

The license term for the Software licensed under this Amendment shall continue from the period commencing on the Effective Date  and continuing to and including December 31, 2007. In the event Licensee request to extend this term beyond December 31, 2007, TI shall consider such request in good faith and shall not unreasonably withhold its consent to such extension.

5.           Extending Royalty Free License Grant for ECAN Software Use on Certain Platforms.

TI agrees to extend, through December 31, 2007, the royalty free license grant to Licensee for use of the Echo Cancellation Software on the TI platforms designated [*] digital signal processors (collectively, the “Legacy Processors”). Licensee understands and acknowledges that this royalty free license is based on Licensee’s projections that it will use the Echo Cancellation Software on no more than [*] Legacy Processors through December 31, 2007. The parties agree that if Licensee uses the Echo Cancellation Software on [*] additional Legacy Processors, management shall sit down and discuss in good faith an appropriate fee for the use of the Echo Cancellation m Software on the amount of Legacy Processors exceeding the [*] Legacy Processors entitled to a royalty free Echo Cancellation Software license.

6.           Amendment and Agreement.

All terms used in this Amendment shall have the meanings as defined in the Master Agreement, as amended by Amendment No. 1, unless specifically defined otherwise in this Amendment. Except for those terms and conditions modified by this Amendment, all terms and conditions of the Master Agreement, as amended by Amendment No. 1, shall continue unchanged and in full force and effect. In the event of any conflict between the terms and conditions of the Master Agreement, as amended by Amendment No. 1, and those of this Amendment, the terms and conditions of this Amendment shall govern.

Telogy Amendment No. 2

IN WITNESS WHEREOF, EACH OF THE PARTIES HERETO HAS EXECUTED THIS AMENDMENT, OR HAS CAUSED THIS AMENDMENT TO BE DULY EXECUTED ON ITS BEHALF, AS OF THE EFFECTIVE DATE SET FORTH ABOVE.

DITECH COMMUNICATIONS CORPORATION	TELOGY NETWORKS, INC.

By /s/ William J. Tamblyn	By /s/ Timothy J. Carlson
(Signature)	(Signature)
William J. Tamblyn	Timothy J. Carlson
(Printed Name)	(Printed Name)
EVP/CFO	Corporate Secretary
(Title)	(Title)

TEXAS INSTRUMENTS INCORPORATED

By /s/ Timothy J. Carlson
(Signature)
Timothy J. Carlson
(Printed Name)
Senior Counsel
(Title)

Telogy Amendment No. 2

Exhibit A-2

I. Licensed Source Code

Licensed Source Code shall include the complete source code for [*].

II. DSP Software shall include the following:

All build files and object code files for the following:

[*]

III. Documentation

The documentation shall include the documentation relating to the Licensed Source Code described in Section I above.

Telogy Amendment No. 2

Exhibit B2

Additional Licensee Products

BVP Flex

Quad 2T1

Quad 2E1

QVP (including to be named product variants)

PVP (included in certain to be named product configurations)

Telogy Amendment No. 2

Exhibit A2 R15

Lee House	Date:	February 14, 2006
VP Engineering
Ditech Communications Corp.
	Ref #	04-WJJ006-15

ITEM	Part Number	Description	Qty	Unit Price	Extended Price
STARTER KITS (one time fees)
1	[*]

2	[*]

SOFTWARE SUPPORT ANNUAL FEES
3	[*]

4	[*]

TRAINING AND EVALUATION KITS
5	[*]

6	[*]

ESSENTIAL PATENT INDEMNIFICATION
7	[*]

SILICON & SOFTWARE LICENSES
			For all Quantities	Ditech Unit Price
8	[*]

9	[*]

9	[*]

10	[*]

SK: Starter Kit Software License: A license to use the Telogy Software at the specified location.

SS: Annual Standard Software Support Services: Provides services including customer assistance (problem troubleshooting and software installation/configuration), release updates (quality improvements and software fixes), support for customer hardware design review, and hardware diagnostics checkpoint.

EK: Evaluation Kit: Provides hardware platform plus Network Impairment Simulation Software for Internal Lab evaluation only.

TS: Training: Three day classroom instruction at applicable TI facility for up to eight (8) students.

IN: Indemnification: Upfront portion of the fee for the Indemnification of Essential Patents, as defined in the License Agreement.

LU: Software License Units: The License to include and distribute Telogy Software in Licensee’s products. The Software License charges are per channel for both the DSP and the MCU Software. Quoted prices are based on annual volume commitments.

LC: Software License Units: Same as LU above, but includes Software Essential Patent Indemnification, as defined in the License Agreement.

TNETV: Bundled Chipset: Includes Silicon and Telogy Software License. Software Indemnification of Essential Patents (as defined in the License Agreement) and Third-Party Licenses are included only if noted. Essential Patent Indemnification is denoted by the use of “I” in the TNETV Part Number.

Lee House		Date:	February 14, 2006
Ditech Communications Corp.		Ref #	04-WJJ006-15
825 E. Middlefield Road Mountain View, CA 94043	Table 1

Item	Availability
	54x and 55x unless noted		Definition per contract
	Source CODE	Object code	MCU	DSP
Test Software
[*]

Item	Availability
	54x and 55x unless noted		Definition per contract
	Source CODE	Object code	MCU	DSP
Drivers
[*]

Tone/Signaling
[*]

Packetizer/Network
Packetizer for all codecs above	Not available outside of Telogy standard product.			x
Configurable voice packetization rates	Not available outside of Telogy standard product.			x
RTP	Not available outside of Telogy standard product.			x
Bundle format, interleave format, header free format	Not available outside of Telogy standard product.			x
RTP/UDP/IP Header Compression	Not available outside of Telogy standard product.			x
RTCP	Not available outside of Telogy standard product.			x
CALEA, Media Forking	Not available outside of Telogy standard product.			x
CAS/CCS Signaling support	Not available outside of Telogy standard product.			x
Complete AAL2/AAL5 support including CRC on all channels, AAL2 BLES	Not available outside of Telogy standard product.			x
Adaptive Jitter Buffer	Not available outside of Telogy standard product.			x
Announcement Playout/Server	Not available outside of Telogy standard product.			x
Conference Bridging	Not available outside of Telogy standard product.			x
Packet Playout unit (lost packet compensation)	Not available outside of Telogy standard product.

Item	Availability
	54x and 55x unless noted		Definition per contract
	Source CODE	Object code	MCU	DSP
Custom Header Generation and stripping	Not available outside of Telogy standard product.			x
Supports CPS and SSCS layer functions	Not available outside of Telogy standard product.			x
Supports SSSAR and SSTED	Not available outside of Telogy standard product.
Protocol transcoding between VoIP and VoATM	Not available outside of Telogy standard product.		x
VAD and CNG	Not available outside of Telogy standard product.		x
Encryption	Not available outside of Telogy standard product.		x
Network Channel Switching (support of packet to packet applications)	Not available outside of Telogy standard product.		x
Digital Carrier Services, ISDN	Not available outside of Telogy standard product.		x
Synch-mode PPP ISDN (HDLC-Framed PPP)	Not available outside of Telogy standard product.		x
HDLC Framing Service (V.120)	Not available outside of Telogy standard product.		x
V.110	Not available outside of Telogy standard product.		x
56k Rate Adaptation	Not available outside of Telogy standard product.		x

Ditech Communications Corp.		February14, 2006
	Ref #	04-WJJ006-15

TERMS and CONDITIONS of SALE

1.0	Distribution

Texas Instruments will establish Licensee as a direct customer for Starter Kit, Annual Support, Training, Software Indemnification, and Evaluation Kits. All order entry for TNETV bundled chipsets (Bundled Silicon and Software License Units) will take place through TI. The Software License Agreement will be between Licensee and TI under the Telogy Software Agreement, as amended, dated April 16, 2002.

2.0	Payment Terms

All direct payments to Texas Instruments have payment terms of Net 30 days from date due. Pricing set forth in this Exhibit A-2 are “not to exceed prices.” Such “pricing cap” is valid for the Initial Term.

3.0	Delivery

Texas Instruments shall deliver to Licensee any applicable Starter Kits and Evaluation Kits within 5 days after acceptance of order, FCA Germantown, Maryland. All taxes and duties are the responsibility of the Licensee.

Supplier shall notify Ditech Communications if at any time it determines it is unable to fulfill an order or any of the conditions or requirements of the order. Such notification shall be oral followed by written confirmation within seven (7) days of receipt of the order. In the absence of such notification, the order shall be deemed accepted seven (7) days after the suppliers receipt of the order.

Supplier may not deliver product more than two (2) days prior to the agreed upon delivery date without Ditech Communications prior written authorization. Supplier agrees to meet the following delivery lead times:

Forecasted Demand: Two (2) weeks lead time (only if purchased direct or thru contract manufacturer)

Upsides to Forecasted Demand: Six (6) weeks lead time for 50% upside of the next four (4) weeks forecasted demand - if Ditech and contract manufacturer utilize EDI JIT supplier managed program.

On a monthly basis, a six month, non-binding, rolling forecast shall be provided by Ditech Communications or its Contract Manufacturer acting on Ditech’s behalf for planning purposes only, and not as any commitment of such forecast.

Supplier’s EDI/JIT liability terms with the contract manufacturer shall be enforceable by supplier on the contract manufacturer - independent of the terms between Ditech and the contract manufacturer.

4.0	Software Licenses
Licensee understands and acknowledges that Licensee may not ship Software for which Licensee has not purchased a License Unit from Texas Instruments as part of a TNETV bundled chipsets.

All TNETV bundled chipset products purchased by Ditech include silicon and the software license royalties for Telogy software. Hence, no additional or separate software licensing fee is due from Ditech for such products. TNETV bundled chipset products purchased by Ditech also include Essential Patent Indemnification (as defined in the License Agreement). Essential Patent Indemnification is denoted by the use of “I” in the TNETV Part Number.

5.0	Annual Software Support
Annual fees for Software Support apply to Software items identified on the face hereof.

Licensee may designate up to four (4) individuals as points of contact with Customer Support. Completion of an approved Texas Instruments training class is a prerequisite for each contact. Each contact will have on-line access to proprietary data of both Licensee and Texas Instruments. As such, Licensee must notify Texas Instruments in writing within three (3) business days, should a designated contact need to be removed from the on-line access list.

6.0	TNETV Parts

TNETV Pricing in Item 8 requires that Ditech make a good faith effort to use TI’s solutions for the Power, Clock and Connectivity products on any new designs and redesigns of boards using the TNETV Parts. To this end, TI shall provide full cooperation and engineering assistance during the design and implementation phases. However, in cases where it is determined by Ditech that it is not possible to use or it no longer wishes to use TI products, TI requests that they be given the reasons why TI products were not or are no longer being used and be given the ability to offer an alternative solution (so long as no adverse impact to Ditech’s respective project occurs (e.g., in costs, pricing, schedules, etc.)), w/in 2 weeks of Ditech’s notice to TI of its decision.

Notwithstanding anything to the contrary herein, the parties understand the decision to use or continue to use TI products described in the preceding is at Ditech’s sole discretion.

Prices of TNETV bundled chipsets shown are valid for the Initial Term.